Exhibit 99.1

FOR IMMEDIATE RELEASE

Forrester Research Reports 2024 Fourth-Quarter And Full-Year Financial Results

CAMBRIDGE, Mass., February 11, 2025 — Forrester Research, Inc. (Nasdaq: FORR) today announced fourth-quarter and full-year financial results for 2024, with contract value (CV) down by 5%, at $307.6 million, compared with the prior year.

Commenting on the results, George F. Colony, Forrester’s CEO and chairman, stated: “Fourth-quarter and full-year financial results posed challenges, with revenue and CV declines leading to the restructuring announced last month to improve cost efficiency and influencing our 2025 guidance. Despite these results, the Forrester Decisions migration is essentially now complete, with 80% of CV in the new platform, while metrics are stabilizing and in some cases improving.

“The company is focused on three initiatives in 2025 — increasing retention rates, driving growth across both existing and new accounts, and supercharging our events to make them a more effective platform for CV growth. We are turning from the three-year product transition to being laser-focused on operating the new Forrester model. We are a resilient business and see 2025 as a year to deliver steady improvements across all three lines of business, which will set us up to return to CV growth.”

Fourth-Quarter Financial Performance

Total revenues for the fourth quarter of 2024 were $108.0 million, compared with $118.1 million for the comparable quarter in 2023.

On a GAAP basis, net income was $0.4 million, or $0.02 per diluted share, for the fourth quarter of 2024, compared with a net loss of $0.7 million, or $0.03 per diluted share, for the same period in 2023.

On an adjusted basis, net income was $6.8 million, or $0.36 per diluted share, for the fourth quarter of 2024, reflecting an adjusted effective tax rate of 29%. Adjusted net income excludes stock-based compensation of $3.1 million, amortization of acquisition-related intangible assets of $2.2 million, restructuring costs of $4.1 million, and investment gains of $0.8 million. This compares with adjusted net income of $4.8 million, or $0.25 per diluted share, for the same period in 2023, which reflects an adjusted tax rate of 29%. Adjusted net income for the fourth quarter of 2023 excludes stock-based compensation of $4.3 million, amortization of acquisition-related intangible assets of $2.8 million, restructuring costs of $1.1 million, and investment gains of $0.2 million.

Year Ended December 31, 2024, Financial Performance

Total revenues were $432.5 million, compared with $480.8 million for the same period in 2023.

On a GAAP basis, net loss was $5.7 million, or $0.30 per diluted share, for 2024, compared with net income of $3.1 million, or $0.16 per diluted share, for 2023.

On an adjusted basis, net income was $28.1 million, or $1.47 per diluted share, for 2024, which reflects an adjusted effective tax rate of 29%. Adjusted net income excludes stock-based compensation of $14.3 million, amortization of acquisition-related intangible assets of $9.6 million, restructuring costs of $11.8 million, the loss from the sale of divested operation and transaction costs of $2.0 million, and gains on investments of $0.8 million. This compares with adjusted net income of $36.6 million, or $1.90 per diluted share, for 2023, which reflects an adjusted tax rate of 29%. Adjusted net income for 2023 excludes stock-based compensation of $15.5 million, amortization of acquisition-related intangible assets of $12.0 million, restructuring costs of $13.3 million, a legal settlement of $4.8 million, and investment gains of $0.2 million.

Additional details regarding key metrics can be found in the investor presentation on the investor relations section of the company’s website.

A reconciliation of GAAP results to adjusted results may be found in the attached financial tables.

2025 Guidance

Forrester is providing full-year 2025 financial guidance as follows:

Full-Year 2025 (GAAP):

•	Total revenues of approximately $400.0 million to $415.0 million, or a decline of 7.5% to 4.0% versus the prior year

•	Operating margin of approximately 1.8% to 2.8%

•	Interest expense of approximately $2.7 million

•	An effective tax rate of 45%

•	Diluted earnings per share of approximately $0.24 to $0.34

Full-Year 2025 (Adjusted):

Adjusted financial guidance for full-year 2025 excludes stock-based compensation expense of $14.5 million to $15.5 million, amortization of acquisition-related intangible assets of approximately $8.7 million, restructuring costs of $1.4 million to $1.6 million, and any investment gains or losses.

•	Adjusted operating margin of approximately 8.0% to 9.0%

•	Adjusted effective tax rate of 29%

•	Adjusted diluted earnings per share of approximately $1.20 to $1.35

About Forrester

Forrester (Nasdaq: FORR) is one of the most influential research and advisory firms in the world. We empower leaders in technology, customer experience, digital, marketing, sales, and product functions to be bold at work and accelerate growth through customer obsession. Our unique research and continuous guidance model helps executives and their teams achieve their initiatives and outcomes faster and with confidence. To learn more, visit Forrester.com.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, Forrester’s financial guidance for the full-year 2025 and statements about the performance of Forrester Decisions and Forrester’s future financial performance and financial condition. These statements are based on Forrester’s current plans and expectations and involve risks and uncertainties that could cause actual future activities and results of operations to be materially different from those set forth in the forward-looking statements. Important factors that could cause actual future activities and results to differ include, among others, Forrester’s ability to retain and enrich memberships for its research products and services, including the migration of its existing clients into its Forrester Decisions portfolio of services; Forrester’s ability to fulfill existing or generate new consulting engagements and advisory services; technology spending; the risks and challenges inherent in international business activities; the use of generative AI in Forrester’s business and by Forrester’s clients and competitors; Forrester’s ability to offer new products and services; Forrester’s dependence on key personnel; Forrester’s ability to attract and retain professional staff; Forrester’s ability to respond to business and economic conditions and market trends; the impact of Forrester’s outstanding debt obligations; competition and industry consolidation; possible variations in Forrester’s quarterly operating results; concentration of ownership of Forrester; the possibility of network disruptions and security breaches; any failure to enforce and protect Forrester’s intellectual property rights; compliance with privacy laws; taxation risks; any weakness in Forrester’s system of internal controls; and the amount and timing of the repurchase of Forrester stock. Forrester undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise. For further information, please refer to Forrester’s reports and filings with the Securities and Exchange Commission.

The consolidated statements of operations and the table of key financial data are attached.

Contact:

Ed Bryce Morris

Vice President, Corporate Development & Investor Relations

Forrester Research, Inc.

+1 617-613-6565

ebrycemorris@forrester.com

Shweta Agarwal

VP, Corporate Communications

Forrester Research, Inc.

+1 617-613-6805

sagarwal@forrester.com

© 2025, Forrester Research, Inc. All rights reserved. Forrester is a trademark of Forrester Research, Inc.

Forrester Research, Inc.

Consolidated Statements of Income

(Unaudited, in thousands, except per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2024	2023	2024	2023
Revenues:
Research	$79,425	$85,185	$316,739	$334,396
Consulting	25,933	28,271	97,254	118,228
Events	2,683	4,633	18,477	28,155
Total revenues	108,041	118,089	432,470	480,779
Operating expenses:
Cost of services and fulfillment	44,506	52,600	182,534	204,484
Selling and marketing	41,673	44,272	159,621	167,352
General and administrative	14,584	16,847	58,818	68,497
Depreciation	1,482	1,895	7,561	8,452
Amortization of intangible assets	2,217	2,781	9,648	11,956
Restructuring costs	4,130	1,132	11,773	13,272
Loss from sale of divested operation	—	—	1,775	—
Total operating expenses	108,592	119,527	431,730	474,013
Income (loss) from operations	(551)	(1,438)	740	6,766
Interest expense	(716)	(774)	(3,011)	(3,060)
Other income, net	1,378	739	4,094	2,371
Gains on investments, net	814	208	814	208
Income (loss) before income taxes	925	(1,265)	2,637	6,285
Income tax expense (benefit)	493	(602)	8,384	3,235
Net income (loss)	$432	$(663)	$(5,747)	$3,050
Basic income (loss) per common share	$0.02	$(0.03)	$(0.30)	$0.16
Diluted income (loss) per common share	$0.02	$(0.03)	$(0.30)	$0.16
Basic weighted average common shares outstanding	18,934	19,238	19,094	19,183
Diluted weighted average common shares outstanding	18,942	19,238	19,094	19,258
Adjusted data (1):
Income (loss) from operations - GAAP	$(551)	$(1,438)	$740	$6,766
Amortization of intangible assets	2,217	2,781	9,648	11,956
Restructuring costs	4,130	1,132	11,773	13,272
Loss from sale of divested operation and transaction costs	—	—	1,994	—
Legal settlement	—	—	—	4,800
Stock-based compensation included in the following expense categories:
Cost of services and fulfillment	1,923	2,563	8,700	9,068
Selling and marketing	479	849	2,164	2,943
General and administrative	739	905	3,479	3,475
Adjusted income from operations	$8,937	$6,792	$38,498	$52,280

	Three Months Ended				Year Ended
	December 31,				December 31,
	2024		2023		2024		2023
	Amount	Per Share	Amount	Per Share	Amount	Per Share	Amount	Per Share
Net income (loss) - GAAP	$432	$0.02	$(663)	$(0.03)	$(5,747)	$(0.30)	$3,050	$0.16
Amortization of intangible assets	2,217	0.12	2,781	0.14	9,648	0.50	11,956	0.62
Restructuring costs	4,130	0.22	1,132	0.06	11,773	0.62	13,272	0.69
Loss from sale of divested operation and transaction costs	—	—	—	—	1,994	0.10	—	—
Legal settlement	—	—	—	—	—	—	4,800	0.25
Stock-based compensation	3,141	0.17	4,317	0.22	14,343	0.75	15,486	0.80
Gains on investments	(814)	(0.04)	(208)	(0.01)	(814)	(0.04)	(208)	(0.01)
Tax effects of items above (2)	(2,189)	(0.12)	(1,994)	(0.10)	(3,856)	(0.20)	(11,111)	(0.58)
Adjustment to tax expense for adjusted tax rate (3)	(101)	(0.01)	(568)	(0.03)	762	0.04	(616)	(0.03)
Adjusted net income	$6,816	0.36	$4,797	$0.25	$28,103	1.47	$36,629	$1.90
Diluted weighted average shares outstanding	18,942		19,314		19,124		19,258

(1) Forrester believes that adjusted financial results provide investors with consistent and comparable information to aid in the understanding of Forrester's ongoing business, and are also used by Forrester in making compensation decisions. Our adjusted presentation excludes amortization of acquisition-related intangible assets, stock-based compensation, restructuring costs, a loss from the sale of a divested operation and related transaction costs, a legal settlement, and net gains or losses from investments, as well as their related tax effects. We also utilized an assumed tax rate of 29% in 2024 and 2023, which excludes items such as the settlement of prior year tax audits and the effect of any adjustments related to the filing of prior year tax returns. The adjusted data does not purport to be prepared in accordance with Generally Accepted Accounting Principles in the United States.

(2) The tax effect of adjusting items is based on the accounting treatment and rate for the jurisdiction of each item.

(3) To compute adjusted net income, we apply an adjusted effective tax rate of 29% in 2024 and 2023.

Forrester Research, Inc.

Key Financial Data

(Unaudited, dollars in thousands)

	December 31,	December 31,
	2024	2023
Balance sheet data:
Cash, cash equivalents, and marketable investments	$104,669	$124,489
Accounts receivable, net	$55,490	$58,999
Deferred revenue	$145,404	$156,798
Debt outstanding	$35,000	$35,000

	Year Ended
	December 31,
	2024	2023
Cash flow data:
Net cash provided by (used in) operating activities	$(3,861)	$21,673
Purchases of property and equipment	$(3,400)	$(5,495)
Repayments of debt	$—	$(15,000)
Repurchases of common stock	$(15,920)	$(4,082)

	As of
	December 31,
	2024	2023
Metrics:
Contract value	$307,600	$323,600	(a)
Client retention	73%	73%	(a)
Wallet retention	89%	87%	(a)
Number of clients	1,942	2,257	(a)

	As of
	December 31,
	2024	2023
Headcount:
Total headcount	1,571	1,744
Sales force	580	601

(a) December 31, 2023 amounts have been recast based on 2025 foreign currency rates, the divestiture of an operation in Q3 2024, and a correction of an insignificant error.